UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 19, 2007

GRAYMARK PRODUCTIONS, INC.

(Name of business issuer in its Charter)

OKLAHOMA	000-50638	20-0180812
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N. Robinson, Suite 920

Oklahoma City, Oklahoma 73102

(Address of principal executive offices)

(405) 601-5300

(Issuer’s telephone number)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GRAYMARK PRODUCTIONS, INC.

Fork 8-K

Current Report

Table of Contents

Item 7.01	Regulation FD Disclosures	3

Item 9.01	Exhibits	3

Signature		3

Item 7.01                Regulation FD Disclosure

Graymark Productions, Inc. announced on November 19, 2007 that it executed the Exchange Agreement that provides for the strategic acquisition and combination of SDC Holdings, LLC and ApothecaryRx, LLC. In connection with these acquisitions, Graymark filed a Preliminary Information Statement with the Securities and Exchange Commission that provides greater details of the pending acquisitions. It is anticipated that the acquisitions will be completed before the end of 2007.

SDC Holdings, LLC owns and operates nine state of the art sleep centers that diagnose and treat a full range of sleep disorders ranging from insomnia to obstructive sleep apnea. The centers are located in Oklahoma and Texas. SDC also owns a medical equipment company that provides products used in the treatment of obstructive sleep apnea. SDC plans to continue its growth through opening new centers and through acquisition of existing centers.

ApothecaryRx, LLC owns and operates eleven retail pharmacies located in Colorado, Minnesota, Missouri and Oklahoma. These independent, well established, and strategically located pharmacies sell prescription drugs and a limited assortment of healthcare items and general merchandise. ApothecaryRx plans to continue its growth through additional acquisitions.

Item 9.01	Exhibits

Exhibit 99.1 Press Release issued by the Company, dated November 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYMARK PRODUCTIONS, INC.

By:	/s/John Simonelli

John Simonelli
Chief Executive Officer

Dated: November 20, 2007